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                                                                     EXHIBIT 4.8

                               STATE OF DELAWARE

                      OFFICE OF THE SECRETARY OF STATE

                      --------------------------------


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "THE WILLIAMS COMPANIES, INC.", FILED IN THIS OFFICE ON THE SIXTH DAY OF FEBRUARY, A.D. 1996, AT 10 O'CLOCK A.M.


                                     [SEAL]


                                     [SEAL]  /s/ EDWARD J. FREEL
                                             Edward J. Freel, Secretary of State

                                     AUTHENTICATION:                    7844820

                                     DATE                              02-28-96
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                        THE WILLIAMS COMPANIES, INC.

                           CERTIFICATE OF INCREASE
                       OF AUTHORIZED NUMBER OF SHARES
                             OF SERIES A JUNIOR
                        PARTICIPATING PREFERRED STOCK
                       PURSUANT TO SECTION 151 OF THE
                       GENERAL CORPORATION LAW OF THE
                              STATE OF DELAWARE

         The Williams Companies, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware.

         DOES HEREBY CERTIFY:

         FIRST: That the Restated Certificate of Incorporation of said Corporation was filed in the office of the Secretary of State of Delaware on April 27, 1987, and was filed for recording in the office of the Recorder of Deeds of New Castle County, Delaware on April 27, 1987, and the Certificate of the Designations, Preferences and Rights of the Series A Junior Participating Preferred Stock was included in said Restated Certificate of Incorporation.

         SECOND: That a Certificate of Increase of Authorized Number of Shares of Series A Junior Participating Preferred Stock was filed in the office of the Secretary of State of Delaware on February 7, 1989, and was filed for recording in the office of the Recorder of Deeds of New Castle County, Delaware on February 7, 1989.

         THIRD: That the Board of Directors of said Corporation at a meeting held on January 21, 1996, duly adopted a resolution authorizing and directing an increase in the authorized number of shares of Series A Participating Preferred Stock of the Corporation, from 400,000 shares to 1,200,000 shares.
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         IN WITNESS WHEREOF, said The Williams Companies, Inc. has caused this certificate to be signed by Gary R. Belitz, its Controller and Chief
Accounting Officer, and attested by David M. Higbee, its Secretary, this 5th day of February, 1996.


                                        THE WILLIAMS COMPANIES, INC.


CORPORATE SEAL                          BY:  /s/ GARY R. BELITZ
                                             --------------------------------
                                             Name:  Gary R. Belitz
                                             Title: Controller and
                                                    Chief Accounting Officer


ATTEST:

/s/ DAVID M. HIGBEE
-----------------------------
Name:  David M. Higbee
Title: Secretary


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